POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gideon Mantel and Devyani Patel, or either of them, with full power to each of them to act alone, with full power of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead as a director or officer or both of Commtouch Software Ltd. (the "Registrant") to sign the registration statement relating to the reoffer and resale by selling securityholders of ordinary shares issuable to investors (the "Investors") in connection with that certain Ordinary Shares and Warrants Purchase Agreement dated as of February 27, 2002 by and between the Company and the Investors Listed on Exhibit A Thereto, including the shares underlying the warrants relating thereto (the "Shares"), and any and all amendments (including post-effective amendments) to the registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (and any amendments thereto); and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she himself or herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.


                 Name                                Title                                Date
                 ----                                -----                                ----

___________________________           Chief Executive Officer and Director              May 13, 2002
Gideon Mantel                            (Principal Executive Officer)


___________________________                 Vice President, Finance                     May 13, 2002
Devyani Patel                     (Principal Financial and Accounting Officer)


___________________________             Director, Chairman of the Board                 May 13, 2002
Carolyn Chin


___________________________                         Director                            May 13, 2002
Amir Lev


___________________________                         Director                            May 13, 2002
Ofer Segev


___________________________                         Director                            May 13, 2002
Nahum Sharfman